Exhibit 3.11

STATE OF MINNESOTA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

BUSINESS AND NONPROFIT CORPORATIONS

The undersigned incorporator(s) is an (are) individual(s) 18 years of age or older and adopt the following articles of incorporation to form a (mark ONLY one):

☒	FOR PROFIT BUSINESS CORPORATION (Chapter 302A)

☐	NONPROFIT CORPORATION (Chapter 317A)

ARTICLE 1 NAME

The name of the corporation is:

Argosy Community Center, Inc.

ARTICLE II REGISTERD OFFICE ADDRESS AND AGENT

The registered office address of the corporation is:

33 South Sixth Street

Multifoods Tower

Minneapolis, MN 55402

The registered agent at the above address:

Corporation Service Company

ARTICLE III SHARES

The corporation is authorized to issue a total of 1,000 shares.

ARTICLE IV INCORPORATORS

I (We) the undersigned incorporator(s) certify that I am (we are) authorized to sign these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I (we) has signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List incorporators on an additional sheet if you have more than two incorporators.)

Kathleen Clover

210 Sixth Ave., 33rd Floor

Pittsburgh, PA 15222

/s/ Kathleen Clover
Signature

Print name and phone number of person to be contacted if there is a question about the filing of these articles.

Sue Minahan

412-562-0900

AMENDMENT OF ARTICLES OF INCORPORATION

CORPORATE NAME: (List the name of the company prior to any desired name change)

Argosy Community Center, Inc.

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form                 .)

ARTICLE I

The name of the corporation is Argosy University Family Center, Inc.

This amendment has been approved pursuant to Minnesota Statues chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.A8 as if I had signed this amendment under oath.

/s/ Sue Minahan
(Signature of Authorized Person)

Name and address of contact person:

Sue Minahan, Asst. Secretary

(412) 562-0900